Exhibit 3.1

BYE-LAWS

OF

ACCENTURE LTD

(effective 2 February 2005)

Bye-Laws of Accenture Ltd

Bye-Laws

of

Accenture Ltd

INTERPRETATION

1.	In these Bye-Laws, unless the context otherwise requires:

“Bermuda” means the Islands of Bermuda;

“Board” means the board of directors for the time being of the Company;

“Bye-Laws” means these Bye-Laws in their present form or as from time to time amended;

“Class A Common Shares” means class A common shares of par value US$0.0000225 per share (or such other par value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these Bye-Laws;

“Class X Common Shares” means redeemable class X common shares of par value US$0.0000225 per share (or such other par value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these Bye-Laws;

“clear days” means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

“Companies Acts” means every Bermuda statute, regulation and order from time to time in force concerning companies insofar as the same apply to the Company;

“Company” means Accenture Ltd, an exempted company registered in Bermuda with registration number EC 30090 (following its continuance into Bermuda on 21 February 2001);

“Director” means a director for the time being of the Company;

“Employee Covered Shares” has the same meaning as is given to that term in the Voting Agreement;

“Group Company” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

“Officer” means a Director, Secretary, or other officer of the Company appointed pursuant to Bye-Law 105, but does not include any person holding the office of auditor in relation to the Company;

“Paid Up” means paid up or credited as paid up;

“Person entitled by Transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a Shareholder or of any other event giving rise to its transmission by operation of law has been noted in the Register;

“Redemption Date” means the date specified in a notice served by the Company on a Class X Common Shareholder under Bye-Law 4.3(d);

“Register” means the register of shareholders of the Company and, except in Bye-Laws 38.1, 38.2 and 38.3, includes any branch register;

“Registered Office” means the registered office for the time being of the Company;

“Resident Representative” means the person or, if permitted by the Companies Acts, the company appointed to perform the duties of resident representative of the Company as set out in the Companies Acts (and includes any assistant or deputy resident representative appointed by the Board);

“Resolution” means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting or passed in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any duplicate seal;

“Secretary” means the secretary of the Company or, if there are joint secretaries, any of the joint secretaries and includes a deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the secretary;

“Shareholder” means a holder of a share (of any class) of the Company;

“Share” means any share in the capital of the Company;

“Subsidiary” and “holding company” have the same meanings as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

“Undesignated Shares” means the 2,000,000,000 shares of par value US$0.0000225 per share (or such other par value as may result from any reorganisation of capital) in the capital of the Company, having such rights and being subject to such limitations as may be attached to them pursuant to Bye-Law 5.3;

“US dollars” or “US$” means United States dollars; and

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“Voting Agreement” means the voting agreement relating to shares in the Company to be dated as of 18 April 2001 and entered into among the Company and the covered persons from time to time party to that agreement.

2.	For the purposes of these Bye-Laws, unless the context otherwise requires:

2.1	a corporation shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these Bye-Laws, is present;

2.2	words importing only the singular number include the plural number and vice versa;

2.3	words importing only one gender include the other genders;

2.4	references to a company include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

2.5	references to a person include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Bermuda or elsewhere;

2.6	references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;

2.7	a reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

2.8	references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

2.9	references to a dividend include a distribution paid in respect of shares to Shareholders out of contributed surplus or any other distributable reserve;

2.10	any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these Bye-Laws, have the same meaning in these Bye-Laws, except that the definition of “attorney” shall not apply;

2.11	any reference to any statute or statutory provision (whether of Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a

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reference to any modification or replacement of such rule, regulation or order for the time being in force; and

2.12	references to shares carrying the general right to vote at general meetings of the Company are to those shares (of any class or series) carrying the right to vote, other than shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred).

REGISTERED OFFICE

3.	The Registered Office shall be at such place in Bermuda as the Board from time to time decides.

SHARE CAPITAL

4.1	The authorised share capital of the Company at the date of adoption of these Bye- Laws is US$517,500 divided into 20,000,000,000 Class A Common Shares, 1,000,000,000 Class X Common Shares and 2,000,000,000 Undesignated Shares.

4.2	Class A Common Shares

The Class A Common Shares shall entitle the holders thereof to the following rights:-

(a)	as regards dividend :-

after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any preference shares in the Company then outstanding, the Company shall apply any profits or reserves which the Directors resolve to distribute in paying such profits or reserves to the holders of the Class A Common Shares in respect of their holdings of such shares pari passu and pro rata to the number of Class A Common Shares held by each of them;

(b)	as regards capital :-

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Class A Common Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any preferred shares in the Company then in issue having preferred rights on a return of capital) in respect of their holdings of Class A Common Shares pari passu and pro rata to the number of Class A Common Shares held by each of them;

(c)	as regards voting in general meetings:-

the holders of the Class A Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Class A Common Shares present in person or by proxy shall have one vote

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for each Class A Common Share held by him (and, except as otherwise provided by the Companies Acts or these Bye-Laws, the holders of Class A Common Shares and Class X Common Shares shall vote as a single class).

4.3	Class X Common Shares

The Class X Common Shares shall entitle the holders thereof to the following rights and will be subject to the following restrictions:-

(a)	as regards dividend:- the holders of Class X Common Shares will have no right to receive any dividend or distribution in respect of their holdings of Class X Common Shares;

(b)	as regards capital:-

on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Class X Common Shares will not be entitled to any payment out of the surplus assets of the Company in respect of their holdings of Class X Common Shares;

(c)	as regards voting in general meetings:-

the holders of the Class X Common Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Class X Common Shares present in person or by proxy shall have one vote for each Class X Common Share held by him (and, except as otherwise provided by the Companies Acts or these Bye-Laws, the holders of Class A Common Shares and Class X Common Shares shall vote as a single class);

(d)	as regards redemption:-

(i)	subject as provided in this Bye-Law 4.3(d), any Class X Common Shares may, at the option of the Company, at any time (subject to the requirements of the Companies Acts) be redeemed by the Company;

(ii)	if the Company exercises its right under this Bye-Law 4.3(d) it will, within 30 days of the Redemption Date, notify the Class X Common Shareholder in writing of the date of completion of the redemption, the number of Class X Common Shares held by him which have been redeemed and of his right to claim a redemption payment under paragraph (iii);

(iii)	(subject to delivery of any share certificate as referred to in paragraph (iv) below) the Company will, within 30 days of receipt by it from the Shareholder of a written request for payment, (subject to paragraph (v) below) pay to such holder or, in the case of joint holders, to the holder whose name stands first in the register of members in respect of such

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shares, in respect of each Class X Common Share which has been redeemed the par value of that share;

(iv)	the holder of any Class X Common Shares which have been redeemed shall, within 30 days of receipt by him of the notice referred to in paragraph (ii), deliver to the Company at its Registered Office (or such other place as the Company directs) any certificates for the Class X Common Shares held by him which have been redeemed. If relevant, the Company will issue to the Shareholder a new share certificate for any unredeemed Class X Common Shares held by that shareholder);

(v)	if a redemption of Class X Common Shares under this Bye-Law 4.3(d) would otherwise result in the Shareholder being entitled to receive a redemption payment of a fractional part of one cent of a US dollar, then the amount of the payment will be rounded up to the nearest whole cent;

(vi)	the receipt of the registered holder or, in the case of joint holders, the holder whose name stands first in the register of members for the time being of Class X Common Shares being redeemed for the monies payable on redemption of such shares shall constitute an absolute discharge to the Company in respect thereof; and

(vii)	any redemption payment which is uncollected for a period of 1 year from the date of issue by the Company of the notice relating to it under paragraph (ii) above shall be forfeited and will revert to the Company;

(e)	as regards transfer:-

Class X Common Shares are not transferable by their holders, unless the Class X Common Shareholder has received the prior written consent of the Company to the proposed transfer to the proposed transferee; and

(f)	as regards certificates:-

unless the Board resolves otherwise (either generally or in any particular case or cases) holders of Class X Common Shares will not be entitled to receive a share certificate in respect of any Class X Common Shares held by him.

SHARE RIGHTS

5.1	Subject to the Companies Acts and to the rights conferred on the holders of any other class of shares, any share in the Company may be issued with or have attached to it such preferential, deferred, qualified or special rights, privileges or conditions as the Company may by Resolution decide or, if no such Resolution is in effect or insofar as the Resolution does not make specific provision, as the Board may from time to time determine.

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5.2	Without limiting the foregoing and subject to the Companies Acts, the Company may issue preference shares (including any preference shares created pursuant to Bye-Law (5.3) which (i) are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or (ii) are liable to be redeemed at the option of the Company and/or the holder. The terms and manner of redemption of any redeemable shares created pursuant to Bye-Law 5.3 shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either (i) as the Company may by Resolution determine or (ii) insofar as the Board is so authorised by any Resolution, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these Bye-Laws.

5.3	The rights attaching to the Undesignated Shares shall be as follows :

5.3.1	each Undesignated Share shall have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Class A Common Shares or voting or otherwise, as the Board may determine on or before its allotment;

5.3.2	the Board may allot the Undesignated Shares in more than one series and, if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Undesignated Shares;

5.3.3	the particular rights and restrictions attached to any Undesignated Share shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Undesignated Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws; and

5.3.4	the Board shall not attach to any Undesignated Share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being in issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such shares.

5.4	The terms of any redeemable preference shares (including any redeemable preference shares created pursuant to Bye-Law 5.3) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

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VARIATION OF RIGHTS

6.1	Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up), be altered or abrogated with the consent in writing of the holders of not less than 50 per cent of all of the votes capable of being cast at the relevant time at a separate general meeting of the holders of the issued shares of that class or with the sanction of a Resolution passed at a separate general meeting of the holders of shares of that class by a majority of not less than 50 per cent of the votes cast.

6.2	All the provisions of these Bye-Laws relating to general meetings of the Company shall apply mutatis mutandis to any separate general meeting of any class of Shareholders, except that the necessary quorum shall be two or more Shareholders present in person or by proxy together holding or representing a majority of the issued shares of the relevant class; provided that, if the relevant class of Shareholders has only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

7.	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered or abrogated by (i) the creation or issue of further shares ranking pari passu with them, (ii) the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them or (iii) the purchase or redemption by the Company of any of its own shares.

SHARES

8.1	Subject to the other provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may from time to time determine.

8.2	Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

9.	The Board may, in connection with the issue of any shares, exercise all powers of paying commissions and brokerages conferred or permitted by law.

10.	Subject to the Companies Acts, the Company may purchase its own shares and the Board may (without the sanction of a Resolution) authorise any exercise of the

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Company’s power to purchase its own shares, whether in the market, by tender or by private agreement, at such prices (whether at par or above or below par) and otherwise on such terms and conditions as the Board may from time to time determine. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

11.	Except only as otherwise provided in these Bye-Laws, as ordered by a court of competent jurisdiction or as otherwise required by law, the Company shall be entitled to treat the registered holder of any share (or any fractional part of a share) as the absolute owner of it and accordingly no person shall be recognised by the Company as holding any share (or any fractional part of a share) upon trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future or partial interest or other right in any share (or any fractional part of a share) except an absolute right to the entirety of the share or to the fractional part of a share in the registered holder of it.

INCREASE OF CAPITAL

12.	The Company may from time to time increase its capital by such sum, to be divided into shares of such par value, as the Company by Resolution shall prescribe.

13.	The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

14.	The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

15.1	The Company may (subject to Bye-Law 15.2) from time to time by Resolution:

15.1.1	divide its shares into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

15.1.2	consolidate and divide all or any of its share capital into shares of larger par value than any of its existing shares;

15.1.3	sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

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15.1.4	make provision for the issue and allotment of shares which do not carry any voting rights;

15.1.5	cancel shares which, at the date of the passing of the relevant Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its authorised share capital by the amount of the shares so cancelled; and

15.1.6	change the currency denomination of its share capital.

15.2	In the case of any split, subdivision, combination or reclassification of Class A Common Shares or Class X Common Shares, the shares of the other such class of common shares shall also be split, subdivided, combined or reclassified, in each case so that the numbers of Class A Common Shares and Class X Common Shares in issue immediately following such split, subdivision, combination or reclassification shall bear the same relationship to one another as do the numbers of Class A Common Shares and Class X Common Shares in issue immediately prior to such split, subdivision, combination or reclassification.

15.3	Where any difficulty arises in regard to any division, consolidation or sub-division under this Bye-Law 15, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale the Board may authorise some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

16.	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution convert any preference shares in the Company (unless otherwise expressly provided by the rights attaching to or by the terms of issue of the preference shares in question) into redeemable preference shares.

REDUCTION OF CAPITAL

17.	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction in any manner of its issued share capital (but not to a sum less than the minimum share capital prescribed by its memorandum) or any share premium account.

18.	In relation to any such reduction, the Company may by Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.

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CERTIFICATES

19.1	Shares shall be issued in registered form. Unless the Board resolves otherwise, no Covered Person (as such term is defined in the Voting Agreement) will be entitled to a share certificate for any shares held by him. Otherwise, unless otherwise provided by the rights attaching to or by the terms of issue of any particular shares, each Shareholder shall, upon becoming the holder of any share, be entitled to a share certificate for all the shares of each class held by him (and, on transferring a part of his holding, to a certificate for the balance), but the Board may decide not to issue certificates for any shares held by, or by the nominee of, any securities exchange or depository or any operator of any clearance or settlement system except at the request of any such person. In the case of a share held jointly by several persons, delivery of a certificate in their joint names to one of several joint holders shall be sufficient delivery to all.

19.2	Share certificates shall be in such form as the Board may from time to time prescribe, subject to the requirements of the Companies Acts. No fee shall be charged by the Company for issuing a share certificate.

20.	If a share certificate is worn-out or defaced, or alleged to have been lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of wearing-out or defacement, on delivery of the certificate to the Company. The Board may require any such indemnity to be secured in such manner as the Board may think fit.

21.1	All certificates for shares (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms of issue of any shares otherwise provide, be issued under the Seal or a facsimile of it. Each certificate shall be signed by such person or persons (whether or not Officers) as the Board may from time to time decide, but the Board may determine that certificates for shares or for particular shares need not be signed by any person.

21.2	The Board may also determine, either generally or in any particular case, that any signatures on certificates for shares (or certificates or agreements or other documents evidencing the issue by the Company of awards under any share option, share incentive or other form of employee benefits plan adopted by the Company from time to time) need not be autographic but may be affixed to such certificates, agreements or other documents by some mechanical means or may be facsimiles printed on such certificates, agreements or other documents. If any Officer who has signed, or whose facsimile signature has been used on, any such certificate, agreement or other document ceases for any reason to hold his office, such certificate, agreement or other document may nevertheless be issued as though that Officer had not ceased to hold such office.

22.	Nothing in these Bye-Laws shall preclude (i) title to a share being evidenced or transferred otherwise than in writing to the extent permitted by the Companies Acts and otherwise as may be determined by the Board from time to time or (ii) the Board

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from recognising the renunciation of the allotment of any share by the allottee in favour of some other person on such terms and subject to such conditions as the Board may from time to time decide.

LIEN

23.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently due or not, called or payable in respect of such share. The Company’s lien on a share shall extend to all dividends payable on it. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

24.1	The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently due nor until the expiration of 14 clear days after a notice, stating and demanding payment of the sum presently due and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share or the person entitled by transmission to it.

24.2	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is due, and any residue shall (subject to a like lien for debts or liabilities not presently due as existed upon the share prior to the sale) be paid to the holder of, or the person entitled by transmission to, the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share to the purchaser. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

24.3	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any Shareholders or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any Shares registered as mentioned above or for or on account or in respect of any Shareholder and whether in consequence of:

(a)	the death of such Shareholder;

(b)	the non-payment of any income tax or other tax by such Shareholder;

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

(d)	any other act or thing;

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in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(i)	the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(ii)	the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(iii)	the Company may recover as a debt due from such Shareholder or his executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(iv)	the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any Shares by any such Shareholder or his executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing in this Bye-Law 24.3 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Shareholder as referred to above (and, his executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

25.1	The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue of the shares made payable at a date fixed by or in accordance with their terms of issue and each Shareholder shall (subject to the Company serving on him at least 14 clear days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

25.2	A call may be made payable by instalments and shall be deemed to be made at the time when the resolution of the Board authorising the call is passed.

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25.3	A person on whom a call is made shall (in addition to the transferee) remain liable for it notwithstanding the subsequent transfer of the share in respect of which the call is made.

26.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

27.	If a sum called in respect of a share is not paid before or on the day appointed for its payment, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment to the time of actual payment at such rate as the Board may determine, but the Board may waive payment of such interest, wholly or in part.

28.	Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal value of the share or by way of premium, shall for all purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable, and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

29.	The Board may, on the issue of any shares, differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

30.	The Board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the Board and the Shareholder paying the sum in advance.

FORFEITURE OF SHARES

31.	If a Shareholder fails to pay any call or instalment of a call on the day appointed for its payment, the Board may at any time while any part of such call or instalment remains unpaid serve on him a notice requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall state a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited.

32.	The Board may accept the surrender of any share liable to be forfeited, and, in any such case, references in these Bye-Laws to forfeiture include surrender.

33.	If the requirements of any notice given under Bye-Law 31 are not complied with, any share in respect of which the notice was given may, at any time before payment of all calls or instalments and interest due in respect of it is made, be forfeited by a

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resolution of the Board to that effect. Such forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not actually paid before the forfeiture.

34.	When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled by transmission to it, but no forfeiture shall be invalidated by any omission to give such notice.

35.	A forfeited share shall become the property of the Company and may be sold, reoffered or otherwise disposed of either to the person who was, before forfeiture, the holder of, or entitled to, the share or to any other person, on such terms and in such manner as the Board thinks fit. At any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

36.	A person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, together with interest at such rate as the Board may determine from the date of forfeiture until payment and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

37.	An affidavit to the effect that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on its sale, re-allotment or disposition, and the Board may authorise some person to transfer the share to the person to whom it is sold, re-allotted or disposed of. That person shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

38.1	The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place in Bermuda as may be authorised by the Board from time to time.

38.2	The Company may also keep one or more branch registers at such place or places outside Bermuda to the extent and in the manner permitted by the Companies Acts and the Board may make such regulations as it thinks fit regarding the keeping of any branch register and may revoke or vary any such regulations. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.

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38.3	The Register or any branch register may be closed at such times and for such periods as the Board may from time to time decide, subject to the Companies Acts. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

38.4	Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any provisions of Bye-Law 11.

REGISTER OF DIRECTORS AND OFFICERS

39.	The Secretary shall maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

TRANSFER OF SHARES

40.	Subject to the Companies Acts and to such of the restrictions contained in these Bye- Laws (including, without limitation, Bye-Law 4.3(e)) as may be applicable, any Shareholder may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.

41.1	The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.

41.2	The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:

41.2.1	the instrument of transfer is not duly stamped, if required, and lodged at the Registered Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

41.2.2	the instrument of transfer is in respect of more than one class of share;

41.2.3	the instrument of transfer is in favour of more than four persons jointly;

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41.2.4	it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

41.2.5	it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

41.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Law 41.2 and Bye-Laws 40 and 42.

42.1	If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

42.2	No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

RESTRICTIONS ON TRANSFER OF COVERED SHARES

43.1	Each Covered Person shall at all times be the Sole Beneficial Owner of all Covered Shares beneficially owned by such Covered Person as of or prior to the IPO Date, except as provided herein. Any Covered Shares Transferred in compliance with Bye- Laws 43.1 through 43.7 shall no longer be subject to such provisions. Capitalized terms used in Bye-Laws 43.1 through 43.7 hereof shall have the meanings ascribed to such terms in Bye-Law 43.7

43.2	Notwithstanding Bye-Law 43.1, an Employee Covered Person may:

(a)	(i)	commencing on the date that is one year after the IPO Date, Transfer up to 10% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

(ii)	commencing on the date that is two years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 25% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

(iii)	commencing on the date that is three years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 35% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

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(iv)	commencing on the date that is four years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 45% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

(v)	commencing on the date that is five years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 55% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

(vi)	commencing on the date that is six years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 65% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date; and

(vii)	commencing on the date that is seven years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 75% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date.

(b)	Notwithstanding Bye-Law 43.1, a Covered Person may Transfer any Class A Common Shares beneficially owned by such Covered Person as of the IPO Date commencing on the later of (i) the date that is eight years after the IPO Date and (ii) the date that such Covered Person ceases to be an employee of the Company.

(c)	Notwithstanding Bye-Law 43.1, an Employee Covered Person that retires (or has retired) at the age of 50 or older and is not in contravention of a Non- Competition Agreement (a “Retired Employee”) may:

(i)	if such Retired Employee retires (or has retired) at age 50, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of Class A Common Shares eligible for sale at the date of such retirement pursuant to paragraph (a) of Bye-Law 43.2 (the “Base Eligible Sales”) and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.25;

(ii)	if such Retired Employee retires (or has retired) at age 51, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by

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such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.375;

(iii)	if such Retired Employee retires (or has retired) at age 52, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.50;

(iv)	if such Retired Employee retires (or has retired) at age 53, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.625;

(v)	if such Retired Employee retires (or has retired) at age 54, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.75;

(vi)	if such Retired Employee retires (or has retired) at age 55, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.875; and

(vii)	if such Retired Employee retires (or has retired) at age 56 or above, Transfer 100% of the Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date.

A Retired Employee may also Transfer the Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date in accordance with paragraph (a) of this Bye-Law 43.2 as if such Retired Employee were an Employee Covered Person.

A Retired Employee that reaches (or has reached) the age of 56 may also Transfer 100% of the Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date.

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(d)	Notwithstanding Bye-Law 43.1, a Covered Person that became disabled while an employee of the Company (a “Disabled Employee”) prior to June 15, 2001, may Transfer 100% of the Class A Common Shares beneficially owned by such Disabled Employee as of the IPO Date. A Covered Person that becomes (or has become) a Disabled Employee following June 15, 2001 may (i) if such Disabled Employee becomes (or has become) disabled prior to reaching the age of 50, Transfer Class A Common Shares beneficially owned by such Disabled Employee as of the IPO Date in accordance with the provisions of paragraph (a) of this Bye-Law 43.2 as if such Disabled Employee were an Employee Covered Person and (ii) if such Disabled Employee becomes disabled after reaching the age of 50, Transfer Class A Common Shares beneficially owned by such Disabled Employee as of the IPO Date in accordance with the provisions of paragraph (c) of this Bye-Law 43.2 as if such Disabled Employee were a Retired Employee.

(e)	Notwithstanding Bye-Law 43.1, a Covered Person may Transfer Class A Common Shares beneficially owned by such Covered Person as of the IPO Date pursuant to bona fide pledges of Class A Common Shares approved by the Company in writing and any foreclosures thereunder, provided that the pledgee has agreed in writing with the Company (any such agreement to be satisfactory to the Company in its sole discretion) that the Company shall have a right of first refusal to repurchase such Class A Common Shares at the market price prior to any sale of such Class A Common Shares by such pledgee. Notwithstanding Bye-Law 43.1, a Covered Person may also exchange Accenture Canada Exchangeco Exchangeable Shares for Class A Common Shares.

(f)	All Transfers of Class A Common Shares beneficially owned by a Covered Person as of or prior to the IPO Date made by such Covered Person before the adoption of Bye-Laws 43.1 through 43.7 shall be aggregated, for purposes of paragraphs (a) through (d) of this Bye-Law 43.2, with all Transfers of Class A Common Shares beneficially owned by such Covered Person as of or prior to the IPO Date made by such Covered Person after the adoption of Bye- Laws 43.1 through 43.7.

43.3	(a)	Each Covered Person, at the request of the Company, will comply with any future restrictions on Transfer relating to Common Shares imposed by or with the consent of the Company and notified to such Covered Person from time to time in connection with any future offerings of securities of the Company, whether by the Company or by any securityholder of the Company and whether or not such restrictions on transfer refer to such Covered Person by name (such restrictions, collectively, “Future Restrictions”), provided that such Future Restrictions are no more onerous than restrictions agreed to by the Company. Notwithstanding the immediately preceding sentence, Covered Persons that are not Employee Covered Persons shall not be required to comply with such Future Restrictions on Transfer relating to Common Shares that are not Covered Shares.

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(b)	Each Covered Person, for so long as such Covered Person is an Employee Covered Person, will comply with any restrictions on Transfer relating to Common Shares imposed by the Company and notified to such Covered Person from time to time pursuant to the Company’s insider trading policies from time to time.

(c)	Notwithstanding Bye-Law 43.2, each Covered Person will not Transfer any Covered Shares until July 24, 2005, except (A) to participate in underwritten public offerings, share repurchases, sales or redemptions or other transactions, in each case as approved in writing by the Company and/or (B) to estate and/or tax planning vehicles, family members and charitable organizations that become bound by the provisions of this paragraph (c) by express agreement, in each case as approved in writing by the Company (which approval may be subject to other conditions, including upon the requirement that any transferee become bound by any other agreement, that the Company may require in its sole discretion). The preceding sentence shall not preclude any Transfer permitted under paragraph (e) of Bye-Law 43.2.

43.4	(a)	All Covered Shares beneficially owned by a Covered Person (in each case other than Covered Shares held of record by a trustee in a compensation or benefit plan administered by the Company and other Covered Shares that have been pledged to the Company (or to a third party agreed to in writing by the Company) shall, at the sole discretion of the Board, be registered in the name of a nominee for such Covered Person and/or shall be held in the custody of a custodian until otherwise determined by the Board or until such time as such Covered Shares are released pursuant to paragraphs (e) or (f) of this Bye- Law 43.4. The form of the custody agreement and the identity of the custodian and/or nominee shall be as determined by the Board from time to time.

(b)	Whenever any nominee holder shall receive any dividend or other distribution in respect of any Covered Shares, satisfied otherwise than in Covered Shares, the Board will give or cause to be given notice or direction to the applicable nominee and/or custodian referred to in paragraph (a) of this Bye-Law 43.4 to permit the prompt distribution of such dividend or distribution to the beneficial owner of such Covered Shares, net of any tax withholding amounts required to be withheld by the nominee, unless the distribution of such dividend or distribution is restricted by the terms of another agreement between the Covered Person and the Company (or with any other person with respect to which the Company has expressly agreed in writing) known to the Board.

(c)	Any share certificate representing Covered Shares beneficially owned by a Covered Person, and any agreement or other instrument evidencing restricted share units, options or other rights to receive or acquire Covered Shares beneficially owned by such Covered Person, may bear a legend noted conspicuously on each such certificate, agreement or other instrument reading substantially as follows:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN THE COMPANY’S BYE-LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE THEREWITH.”

(d)	The Board may refuse to register, and stop transfer orders may be entered against, transfers of Covered Shares except in compliance with Bye-Laws 43.1 through 43.7.

(e)	All Covered Shares of each Covered Person who is not an Employee Covered Person which could then be Transferred without contravening any provisions of Bye-Laws 43.1 through 43.7 shall be released, pursuant to procedures to be developed by the Board, to or at the direction of such Covered Person free and clear of all restrictions and legends described in this Bye-Law 43.4.

(f)	A specified number of Covered Shares of an Employee Covered Person shall be released, pursuant to procedures to be developed by the Board, upon the request of such Employee Covered Person and to or at the direction of such Employee Covered Person (free and clear of all restrictions and legends described in this Bye-Law 43.4), provided that such request is accompanied by a certificate of such requesting Employee Covered Person (i) indicating such requesting Employee Covered Person’s intention to Transfer promptly such specified number of Covered Shares and (ii) establishing that such specified number of Covered Shares are then permitted to be Transferred without contravening any provisions of Bye-Laws 43.1 through 43.7 (which evidence must be satisfactory to the Board).

(g)	Each Covered Person shall be responsible for all expenses of such Covered Person incurred in connection with compliance by such Covered Person with his obligations under Bye-Laws 43.1 through 43.7, including expenses incurred by the Company in enforcing the provisions of Bye-Laws 43.1 through 43.7 relating to such obligations.

43.5	(a)	In the event of any change in the outstanding Common Shares or Accenture Canada Exchangeco Exchangeable Shares by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, amalgamations, combinations, exchanges of shares and the like, the term “Covered Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Covered Shares. Upon the occurrence of any event described in the immediately preceding sentence, the Board shall make such adjustments to or interpretations of the provisions of Bye-Laws 43.1 and 43.2 (and, if the Board so determines, any other provisions of Bye-Laws 43.3 through 43.7) as the Board shall deem necessary or desirable to carry out the intent of such provision(s). If the Board deems it advisable, any such adjustments may take effect from the record date, the “when issued trading date,” the “ex dividend date” or another appropriate date.

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(b)	The provisions of Bye-Laws 43.1 through 43.7 shall be binding upon the respective legatees, legal representatives, successors and assigns of the Covered Persons; provided, however, that a Covered Person may not assign any of its obligations under such provisions without the prior written consent of the Company and any assignment without such consent by a Covered Person shall be void.

(c)	If requested by the Company, each Covered Person shall execute such documents and take such further action as may be reasonably necessary to effect the provisions of Bye-Laws 43.1 through 43.7.

43.6	The Board may waive any of the provisions of Bye-Laws 43.1 through 43.7 to permit particular Covered Persons, a particular class of Covered Persons or all Covered Persons to Transfer Covered Shares in particular situations (such as Transfers to family members, partnerships or trusts) or generally. The Board may impose such conditions as it may determine on the granting of such waivers. The Board’s determination under this Bye-Law 43.6 shall be final and binding and need not be uniform and may be made selectively among Covered Persons (whether or not such Covered Persons are similarly situated).

43.7	For purposes of Bye-Laws 43.1 through 43.7, the following terms have the following meanings:

(a)	“Accenture Canada Exchangeco Exchangeable Shares” shall mean the exchangeable shares issued to the Company’s Canadian Partners by an indirect Canadian subsidiary of Accenture Ltd which exchangeable shares are exchangeable from time to time for Class A Common Shares.

(b)	A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security, but for purposes of these Bye-Laws a person shall not be deemed a beneficial owner of Common Shares (A) solely by virtue of the application of Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) Rule 13d-3(d) or Exchange Act Rule 13d-5 as in effect on April 18, 2001, (B) solely by virtue of the possession of the legal right to vote securities under applicable law (such as by proxy, power of attorney or appointment as corporate representative) or (C) held of record by a “private foundation” subject to the requirements of Section 509 of the United States Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder (or equivalent in other jurisdictions as determined from time to time by the Board). “Beneficially own” and “beneficial ownership” shall have correlative meanings. For purposes of the definition of beneficial ownership only, the provisions of Bye-Laws 43.1 through 43.7 shall not be deemed to transfer the investment power with respect to any Common Shares.

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(c)	“Common Shares” shall mean Class A Common Shares and/or Class X Common Shares.

(d)	“Company” shall mean Accenture Ltd, together, as the case may be and if the context so requires, with its Subsidiaries from time to time.

(e)	“Covered Person” or “Covered Persons” shall mean those persons, other than the Company, who were parties to the Voting Agreement, as amended, on the date of adoption of Bye-Laws 43.1 through 43.7; provided that any Covered Person who was not also a party to that certain Common Agreement dated as of April 19, 2002 among the Company and the other parties thereto on the date of adoption of Bye-Laws 43.1 through 43.7 shall not be subject to the provisions of paragraph (c) of Bye-Law 43.3.

(f)	A Covered Person’s “Covered Shares” shall mean (1) any Class X Common Shares beneficially owned by such Covered Person at the time in question, (2) any Class A Common Shares beneficially owned by such Covered Person at the time in question that were also beneficially owned by such Covered Person as of or prior to the IPO Date and (3) any Class A Common Shares not falling within the preceding clause (2) that are or were acquired from the Company (including, without limitation, Class A Common Shares acquired from the Company in connection with the redemption or exchange of Accenture Canada Exchangeco Exchangeable Shares or other shares of any other Subsidiary of the Company) or, whether or not acquired from the Company, in order to comply with a written requirement of the Company (which may be a written policy), by such Covered Person while a Partner of the Company or in connection with becoming a Partner of the Company, and beneficially owned by such Covered Person at the time in question but, shall not include (i) unless such Common Shares are acquired in order to comply with a written requirement of the Company, Common Shares beneficially owned as a result of (A) an acquisition, directly or indirectly, from the Company in an underwritten public offering or (B) conversion of securities convertible into Common Shares, where beneficial ownership of the convertible securities was acquired in a transaction described in clause (A) above or (ii) any other Common Shares acquired under a deferred compensation or employee benefit plan and excluded from the definition of Covered Shares by action of the Partners Representatives prior to the adoption of Bye-Laws 43.1 through 43.7 or the Board after adoption of Bye-Laws 43.1 through 43.7. “Covered Shares” shall also include any Accenture Canada Exchangeco Exchangeable Shares beneficially owned by a Covered Person. “Covered Shares” shall also include the securities that are defined to be “Covered Shares” in Bye-Law 43.5. A Covered Person “acquires” Covered Shares when such Covered Person first acquires beneficial ownership over such Covered Shares. Notwithstanding the immediately preceding sentence, any Class A Common Shares received by a Covered Person upon exchange for Accenture Canada Exchangeco Exchangeable Shares shall, solely for purposes of Bye-Laws 43.1 through 43.7, be deemed to have been owned by such Covered Person as of the IPO Date.

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(g)	The term “disabled” shall mean “disabled” as defined (i) in any employment agreement then in effect between the employee and the Company, or (ii) if not defined therein, or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or (iii) if there shall be no plan, the inability of an employee to perform in all material respects his duties and responsibilities to the Company for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twentyfour (24) consecutive month period by reason of a physical or mental incapacity. Any question as to the existence of a disability as to which the employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the employee and the Company. If the employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determinations in writing. The determination of disability made in writing to the Company and the employee shall be final and conclusive for all purposes of these Bye-Laws.

(h)	An “employee” shall include, without limitation, the owners and employees of partner personal service companies in certain countries with which the Company has personal service contracts (in each case as agreed by the Partners Representatives prior to the adoption of Bye-Laws 43.1 through 43.7 or the Board), and any other similarly situated person designated as an “employee” by the Partners Representatives prior to the adoption of Bye-Laws 43.1 through 43.7 or the Board.

(i)	“Employee Covered Person” shall mean a Covered Person that is an employee of the Company at the time in question, provided that if the Company has received notice that any Covered Person intends to terminate such Covered Person’s employment with the Company (except in the case of notice with respect to retirement or disability), such Covered Person shall be deemed not to be an Employee Covered Person.

(j)	“IPO Date” shall mean July 24, 2001.

(k)	“Non-Competition Agreement” shall mean, collectively, any Non-Competition Agreement, dated as of April 18, 2001, among the Company and the partners from time to time party thereto as such agreement may be amended from time to time or any agreement having a similar effect.

(l)	“Partner” shall mean those partners from time to time that are parties to the certain Partners Matters Agreement among the Company and the signatories thereto dated as of April 18, 2001 as such agreement may be amended from time to time or any agreement having a similar effect.

(m)	“Partners Representatives” shall have the meaning ascribed to such term in Section 4.4 of the Voting Agreement.

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(n)	“Permitted Basket Transaction” shall mean the purchase or sale of, or the establishment of a long or short position in, a basket or index of securities (or of a derivative financial instrument with respect to a basket or index of securities) that includes securities of the Company, in each case if such purchase, sale or establishment is permitted under the Company’s policy on hedging with respect to securities of the Company and other relevant policies, including insider trading policies, as announced from time to time.

(o)	“Sole Beneficial Owner” shall mean a person who is the beneficial owner of Covered Shares, who does not share beneficial ownership of such Covered Shares with any other person (other than pursuant to these Bye-Laws, the Non-Competition Agreement or applicable community property laws) and who is the only person (other than pursuant to applicable community property laws) with a direct economic interest in the Covered Shares. An economic interest of the Company (or of any other person with respect to which the Company has expressly agreed to in writing) as pledgee shall be disregarded for this purpose. A Covered Person that holds Covered Shares indirectly through a wholly-owned personal holding company shall be considered the “Sole Beneficial Owner” of such Covered Shares, provided that such personal holding company is a Covered Person hereunder.

(p)	“Subsidiary” shall mean any person in which the Company owns, directly or indirectly, at least a majority of the equity, economic or voting interest.

(q)	“Transfer” shall mean any sale, transfer, pledge, hypothecation or other disposition, whether direct or indirect, whether or not for value, and shall include any disposition of the economic or other risks of ownership of Covered Shares, including short sales of securities of the Company, option transactions (whether physical or cash settled) with respect to securities of the Company, use of equity or other derivative financial instruments relating to securities of the Company and other hedging arrangements with respect to securities of the Company, in each such case other than Permitted Basket Transactions and provided, however, that any exchange of Accenture Canada Exchangeco Exchangeable Shares for Class A Common Shares shall not constitute a Transfer or count toward any limit on Transfers set forth in Bye-Law 43.2.

TRANSMISSION OF SHARES

44.	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, or the estate representative, where he was sole holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these Bye-Laws shall release the estate of a deceased holder from any liability in respect of any share held by him either solely or jointly with other persons. In this Bye-Law, estate representative means the person to whom probate or letters of administration or confirmation as executor has or have been granted under the laws applicable to the estate of the deceased Shareholder or, failing such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

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45.1	In the case of a person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law, the Board may require the production to the Company of such evidence of his entitlement as is prescribed by the Companies Acts or, to the extent that no such evidence is prescribed, as may from time to time be required by the Board. Upon production of such evidence the name and address of the person so entitled shall be noted in the Register.

45.2	Subject to Bye-Law 46.2, any person entitled by transmission to a share shall be entitled to receive (and may give a discharge for) any dividends or other moneys payable in respect of the share, to attend and vote in respect of the share at general meetings of the Company and of the relevant class of Shareholders and generally to exercise in respect of the share all of the rights or privileges of a Shareholder as if he were registered as the holder of the share.

46.1	Any person entitled by transmission to a share may elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the transferee of the share. If he elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall apply to any such notice or instrument of transfer as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

46.2	The Board may at any time give notice requiring a person entitled by transmission to a share to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

47.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 44, 45 and 46.

GENERAL MEETINGS

48.1	The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Acts.

48.2	The Board may, whenever it thinks fit, and shall, on the requisition in writing of Shareholders holding such number of shares as is prescribed by, and made in accordance with, the Companies Acts, convene a general meeting in the manner required by the Companies Acts. All general meetings other than annual general meetings shall be called special general meetings.

48.3	Each general meeting shall be held at such time and place as the Board decides.

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NOTICE OF GENERAL MEETINGS

49.	An annual general meeting of the Company (other than an adjourned meeting) shall be called by at least 30 clear days’ notice and a special general meeting of the Company (other than an adjourned meeting) shall be called by at least 10 clear days notice. The notice of a general meeting shall specify the place, day and time of the meeting (including any satellite meeting place arranged for the purposes of Bye-Law 53.2) and, in the case of a special general meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders (other than those who, under the provisions of these Bye-Laws or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the Resident Representative.

50.	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. A Shareholder present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

51.1	The chairman of the Board or, in his absence, the president of the Board shall preside as chairman at every general meeting of the Company or of any class of Shareholders. If there is no such chairman or president, or if at any meeting neither the chairman nor the president is present within 5 minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall appoint one of those Directors who is willing to act as chairman or, if only one Director is present, he shall preside as chairman, if willing to act. If none of the Directors present is willing to act as chairman, the Director or Directors present may appoint any other Officer who is present and willing to act as chairman. In default of any such appointment, the persons present and entitled to vote shall elect any Officer who is present and willing to act as chairman or, if no Officer is present or if none of the Officers present is willing to act as chairman, one of their number to be chairman.

51.2	Except in the case of the removal of auditors or Directors, anything which may be done by resolution in general meeting of all or any class or Shareholders may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or any class thereof or their proxies (or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder) being all of the Shareholders of the Company or any class thereof, who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed in as many counterparts as may be necessary.

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51.3	For the purposes of any written resolution under Bye-Law 51.2, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

51.4	A resolution in writing made in accordance with Bye-Law 51.2 is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

52.1	No business shall be transacted at any general meeting or adjourned meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment or election of a chairman, which shall not be treated as part of the business of the meeting. Except as otherwise provided by the Companies Acts or these Bye-Laws, two Shareholders present in person or by proxy and having the right to attend and vote at the meeting and holding shares representing more than 50 per cent of the votes that may be cast by all Shareholders at the relevant time shall be a quorum (provided that, if the Company shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum).

52.2	If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for a meeting a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. If within 15 minutes after the time appointed for a meeting, no shareholders are present, the meeting shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. The Company shall give not less than 5 days notice of any meeting adjourned through want of a quorum and such notice shall state the quorum requirement from the adjourned meeting under Bye-Law 52.1. If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for any adjourned meeting a quorum is not present, the meeting may be further adjourned to such other day and such other time and place as the chairman of the meeting may determine, but otherwise the meeting shall be dissolved. A meeting may not be adjourned under this Bye-Law 52.2 to a day which is more than 90 days after the day originally appointed for the meeting.

52.3	If it appears to the chairman of a general meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to communicate simultaneously and instantaneously with the persons present at the place of the meeting, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

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53.1	A meeting of the Shareholders or of any class of Shareholders may be held by such electronic means as the Board may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

53.2	The Board may resolve to enable persons entitled to attend a general meeting of the Company or of any class of Shareholders to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:

53.2.1	communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loudspeakers, audio-visual or other communications equipment or facilities; and

53.2.2	have access to all documents which are required by the Companies Acts and these Bye-Laws to be made available at the meeting.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

54.	Each Director and the Resident Representative shall be entitled to attend and speak at any general meeting of the Company or of any class of Shareholders.

55.	The Board may make any security arrangements which it considers appropriate relating to the holding of a general meeting of the Company or of any class of Shareholders including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted, and any person who fails to comply with any such arrangements may be refused entry to the meeting.

56.1	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

56.1.1	it is proposed by or at the direction of the Board; or

56.1.2	it is proposed at the direction of the Court; or

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56.1.3	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of the Companies Acts; or

56.1.4	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

56.2	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

56.3	If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

57.	The chairman of the meeting may, with the consent of any meeting at which a quorum is present, adjourn the meeting from time to time (or sine die) and from place to place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board.

58.	When a meeting is adjourned for three months or more or sine die, not less than 10 clear days’ notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting from which the adjournment took place.

VOTING

59.	Except where a greater majority is required by the Companies Acts or these Bye- Laws, any question proposed for consideration at any general meeting of the Company or of any class of Shareholders shall be decided by a simple majority of the votes cast by Shareholders entitled to vote at such meeting and all resolutions put to the Shareholders will be decided on a poll vote.

60.	Subject to any rights or restrictions for the time being attached to any class of shares, on any vote each Shareholder present in person or by proxy shall have one vote for each share held by him.

61.	The Board may, before any meeting of Shareholders, determine the manner in which the poll vote is to be taken and the manner in which votes are to be counted, which

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may include provision for votes to be cast by electronic means by persons present in person or by proxy at the meeting and for the appointment of scrutineers. To the extent not so determined by the Board, such matters shall be determined by the chairman of the meeting. A person appointed to act as a scrutineer need not be a Shareholder.

62.	Votes may be cast on the poll vote either personally or by proxy. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

63.	The result of the poll vote shall be deemed to be the resolution of the meeting.

64.	In the case of an equality of votes at a general meeting, the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

65.	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

66.	Subject to Bye-Law 67, a Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any court in Bermuda (or elsewhere having jurisdiction) for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

67.	Evidence to the satisfaction of the Board of the authority of any person claiming the right to vote under Bye-Law 66 shall be produced at the Registered Office (or at such other place as may be specified for the deposit of instruments of proxy) not later than the last time by which an instrument appointing a proxy must be deposited in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

68.	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting of the Company or of any class of Shareholders in respect of any share held by him unless all calls or other sums presently payable by him in respect of that share have been paid.

69.	No objection may be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting at which the vote objected to is tendered. Any objection so raised shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that it may have affected the decision of the meeting. The decision of the chairman on any such matter shall be final and conclusive. Except as otherwise decided by the

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chairman, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid.

PROXIES AND CORPORATE REPRESENTATIVES

70.1	A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder.

70.2	A Shareholder which is a corporation may appoint any person (or two or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder.

70.3	A Shareholder which is a corporation may appoint more than one such corporate representatives (with or without appointing any persons in the alternative) at any such meeting provided that such appointment specifies the number of shares in respect of which each such appointee is authorised to act as representative, not exceeding in aggregate the number of shares held by the appointor and carrying the right to attend and vote at the relevant meeting.

70.4	The appointment of a proxy or a corporate representative in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting.

71.	A Shareholder may appoint a standing proxy, with or without the power of substitution, or (if a corporation) a standing representative by delivery to the Registered Office (or at such other place as the Board may from time to time specify for such purpose) of evidence of such appointment. The appointment of such a standing proxy or representative shall be valid for every general meeting and adjourned meeting until such time as it is revoked by notice to the Company, but:

71.1	the appointment of a standing proxy or representative may be made on an irrevocable basis in which case the Company may recognise the vote of the proxy or representative given in accordance with the terms of the appointment, to the exclusion of the vote of the Shareholder, until such time as the appointment ceases to be effective in accordance with its terms. The Company will, in particular, recognise votes given by a proxy in accordance with the terms of any standing, irrevocable proxy given by a Shareholder pursuant to the terms of the Voting Agreement on this basis;

71.2	(subject to Bye-Law 71.1) the appointment of a standing proxy or representative shall be deemed to be suspended at any meeting or poll taken subsequently to any meeting at which the Shareholder is present or in respect of which the Shareholder has specifically appointed another proxy or representative; and

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71.3	the Board may from time to time require such evidence as it deems necessary as to the due execution and continuing validity of the appointment of any standing proxy (other than a standing, irrevocable proxy given pursuant to the terms of the Voting Agreement) or representative and, if it does so, the appointment of the standing proxy or representative shall be deemed to be suspended until such time as the Board determines that it has received the required evidence or other evidence satisfactory to it.

72.1	A proxy may be appointed by an instrument in writing in any common form or in such other form as the Board may approve, such instrument being executed under the hand of the appointor or of his attorney or agent authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. A proxy may also be appointed in such other manner as the Board may from time to time approve. The form of standing, irrevocable proxy attached to the Voting Agreement will be regarded as approved by the Board for all purposes of these Bye-Laws.

72.2	Any instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative), together with such evidence as to its due execution as the Board may from time to time require, shall be delivered to the Registered Office (or to such other place or places as may be specified in the notice convening the meeting or in any notice of an adjourned meeting or, in either case, in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting or adjourned meeting) by such time or times as may be specified in the notice of meeting or adjourned meeting or in any such other information (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and if not so delivered (but subject to Bye-Law 76) the appointment shall not be treated as valid.

72.3	Subject to Bye-Law 76 and subject as mentioned in this Bye-Law, an instrument or other form of communication appointing or evidencing the appointment of a standing proxy or corporate representative shall not be treated as valid until 24 hours after the time at which it, together with such evidence as to its due execution as the Board may from time to time require, is delivered to the Registered Office (or to such other place or places as the Board may from time to time specify for the purpose). Any standing, irrevocable proxy delivered to the Company by any Shareholder pursuant to the Voting Agreement will automatically be treated as valid and effective for all purposes of these Bye-Laws.

72.4	If the terms of appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

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73.	The appointment of a proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be deemed, unless the contrary is stated, to confer authority to vote on any amendment of a resolution and on any other resolution put to a meeting for which it is valid in such manner as the proxy thinks fit.

74.	A vote given by proxy, whether a standing proxy or a proxy relating to a particular meeting, shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the appointment of the proxy or of the authority under which it was executed, unless notice of such death, insanity or revocation was received by the Company at the Registered Office (or at any other place as may be specified for the delivery of instruments or other forms of communication appointing or evidencing the appointment of proxies in the notice convening the meeting or in any other information sent to Shareholders by or on behalf of the Board in relation to the meeting) at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or by such later time as the Board may decide, either generally or in any particular case.

75.	Notwithstanding the preceding provisions of these Bye-Laws, the Board may decide, either generally or in any particular case, to treat an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative as properly delivered for the purposes of these Bye-Laws if a copy or facsimile image of the instrument is sent by electronic means to the Registered Office (or to such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any other information sent by or on behalf of the Board in relation to the meeting or adjourned meeting).

76.	Subject to the Companies Acts, the Board may also at its discretion waive any of the provisions of these Bye-Laws relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any general meeting.

AMALGAMATIONS, DISCONTINUANCE AND SALES

77.1	Any amalgamation of the Company and another company shall require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) a Resolution passed by a majority of votes cast, in addition to any other sanction required by the Companies Acts in respect of any variation of the rights of any class of Shareholders.

77.2	A discontinuance of the Company out of Bermuda under Section 132G of the Companies Act 1981 of Bermuda shall, for the purposes of that section, require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) a Resolution passed by a majority of votes cast.

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77.3	Any sale, lease or exchange by the Company of all or substantially all of its property or assets, including its goodwill and its corporate franchises, will require the approval of (i) the Board by a resolution passed with the approval of a majority of those Directors then in office and eligible to vote on that resolution and (ii) a Resolution passed by a majority of votes cast.

APPOINTMENT AND REMOVAL OF DIRECTORS

78.1	At the date of adoption of these Bye-Laws on 12 April 2001, the Board consists of the following persons:-

Name

Joe W. Forehand

Stephan A. James

Jackson L. Wilson, Jr.

78.2	Joe W. Forehand is designated as a class I Director, Stephen A. James is designated as a class II Director and Jackson L. Wilson Jr. is designated as a class III Director for the purposes of these Bye-Laws. There is no distinction in the voting or other powers and authorities of Directors of different classes; the classifications are solely for the purposes of the retirement by rotation provisions set out in Bye-Law 79. All Directors will be designated as either class I, class II or class III Directors. The Board shall from time to time by resolution determine the respective numbers of class I Directors, class II Directors and class III Directors.

78.3	Upon the resignation or termination of office of any Director, if a new Director shall be appointed to the Board he will be designated to fill the vacancy arising and shall, for the purposes of these Bye-Laws, constitute a member of the class of Directors represented by the person that he replaces.

79.1	Each class I Director shall (unless his office is vacated in accordance with these Bye- Laws) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2002 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class I Directors together were last appointed or re-appointed.

79.2	Each class II Director shall (unless his office is vacated in accordance with these Bye- Laws) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2003 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class II Directors together were last appointed or re-appointed.

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79.3	Each class III Director shall (unless his office is vacated in accordance with these Bye-Laws) serve initially until the conclusion of the annual general meeting of the Company held in the calendar year 2004 and subsequently shall (unless his office is vacated in accordance with these Bye-Laws) serve for three-year terms, each concluding at the third annual general meeting after the class III Directors were last appointed or re-appointed.

79.4	Any Director retiring at an annual general meeting will be eligible for re-appointment and will retain office until the close of the meeting at which he retires or (if earlier) until a resolution is passed at that meeting not to fill the vacancy or the resolution to re-appoint him is put to a vote at the meeting and is lost.

79.5	If the Company, at the meeting at which a Director (of any class) retires by rotation or otherwise, does not fill the vacancy, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

80.1	No person shall be appointed a Director, unless:-

80.1.1	in the case of an annual or special general meeting, such person is recommended by the Board; or

80.1.2	in the case of an annual general meeting, not less than 120 nor more than 150 days before the date of the Company’s proxy statement released to Shareholders in connection with the prior year’s annual general meeting, notice executed by a Shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, setting forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares of the Company which are beneficially owned by such person, (iv) particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors and Officers and (v) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934 of the United States of America (as amended), together with notice executed by such person of his willingness to serve as a Director if so elected; provided, however, that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any special general meeting,

80.2	A Director need not be a Shareholder. Except as otherwise required by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate resolution voted on at a general meeting as provided in these Bye-Laws.

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80.3	All Directors (other than the Directors referred to in Bye-Law 78.2), upon election or appointment (but not on re-appointment), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within 30 days of their appointment.

81.1	The Board may determine the number of Directors from time to time, which will be not less than 8 nor more than 15.

81.2	Subject to Bye-Law 79.5, the Directors shall be individuals appointed as follows:

81.2.1	the Company by Resolution at the annual general meeting in each year or at any special general meeting called for the purpose may appoint any eligible person as a Director (but not so as to exceed the maximum number of Directors permitted by these Bye-Laws);

81.2.2	if so authorised by the Company by Resolution at any general meeting, the Board may, by a resolution passed with the approval of a majority of the Directors then in office, appoint any persons as additional Directors (but not so as to exceed the maximum number of Directors permitted by these Bye- Laws);

81.2.3	so long as there remains in office a sufficient number of Directors to constitute a quorum of the Board in accordance with Bye-Law 99.1, the Board may, by a resolution passed with the approval of a majority of the Directors then in office, appoint any person as a Director to fill any vacancy occurring in the Board;

and a Director so appointed shall (unless he is removed from office or his office is vacated in accordance with these Bye-Laws) hold office until he is required to retire under the following provisions of this Bye-Law 81.

81.3	Subject to Bye-Law 78.3, the resolution appointing any Director must designate the Director as a class I, class II or class III Director.

81.4	A Director (other than a Director appointed by the Board prior to the completion by the Company of the initial public offering and listing of its Class A Common Shares, who will hold office until required to resign under Bye-Laws 79.1, 79.2 or 79.3, as relevant) appointed by the Board under Bye-Laws 81.2.2 or 81.2.3 will hold office only until the next following annual general meeting. If not re-appointed at that annual general meeting, the Director will vacate office at the end of that meeting. If re-appointed at that annual general meeting, the Director will subsequently hold office until required to retire by rotation under Bye-Laws 79.1, 79.2 or 79.3 as relevant. 81.5 Directors are not entitled to appoint alternate directors.

81.5	Directors are not entitled to appoint alternate directors.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

82.	The office of a Director shall be vacated:

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82.1	if he resigns his office, on the date on which notice of his resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

82.2	on his being prohibited by law from being a Director;

82.3	on his ceasing to be a Director by virtue of any provision of the Companies Acts;

82.4	if, at a time when the Employee Covered Shares which are subject to Article IV of the Voting Agreement carry the right to cast more than 50 per cent of all votes capable of being cast generally on resolutions of Shareholders, the Partners’ Representatives (as defined in the Voting Agreement, being the representatives of the Shareholders who are party from time to time to the Voting Agreement), having been authorised to do so by the affirmative vote of 66-2/3 per cent of the Employee Covered Shares (which vote shall be conducted pursuant to such procedures as the Partners’ Representatives shall determine, including (without limitation) the record date for that vote) give written notice to the Company that the office of any Director is terminated (such notice having effect upon delivery to the Company); or

82.5	if, at a time when the Employee Covered Shares which are subject to Article IV of the Voting Agreement do not carry the right to cast more than 50 per cent of all votes capable of being cast generally on resolutions of Shareholders, he is requested to resign in writing by not less than three quarters of the other Directors.

The provisions of section 93 of the Companies Act 1981 of Bermuda will not apply to the Company.

DIRECTORS’ REMUNERATION AND EXPENSES

83.	Each Director (other than a Director who is also an employee of a Group Company) shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine. Directors who are also employees of a Group Company will not be paid any such fees by the Company in addition to their remuneration as an employee. Each Director shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including (but without limitation) his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

84.	The Board may from time to time determine that, subject to the requirements of the Companies Acts, all or part of any fees or other remuneration payable to any nonemployee Director or other Officer of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

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DIRECTORS’ INTERESTS

85.	A Director may hold any other office or place of profit with the Company (except that of auditor) in addition to his office of Director for such period and upon such terms as the Board may determine and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other Bye-Law.

86.	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

87.1	Subject to the Companies Acts, a Director notwithstanding his office (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested and (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company or other person held or owned by the Company to be exercised in such manner in all respects as the Board thinks fit, including the exercise of votes in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company or person or voting or providing for the payment of remuneration to any such Directors as the directors or officers of such other company or person.

87.2	A Director who is in any way, whether directly or indirectly, to his knowledge interested in a contract with the Company or any other Group Company shall declare the nature of his interest at the first opportunity at a meeting of the Board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

87.3	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or other Officer declaring that he is a director or officer of or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

87.4	So long as, where it is necessary, he declares the nature of his interest in accordance with Bye-law 87.2, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

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POWERS OF THE BOARD

88.	Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business and affairs of the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and, except as otherwise expressly provided in these Bye-Laws, a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board. So long as the Director acts honestly and in good faith with a view to the best interests of the Company in taking any action, including action that may involve or relate to a change or potential change in the control of the Company, a Director may consider, among other things, both the long-term interests of the Company and its Shareholders and the effects that the Company’s actions may have in the short term or long term upon any one or more of the following matters:

(i)	the prospects for potential growth, development, productivity and profitability of the Company;

(ii)	the employees, including “partner” level employees, of the Company and its subsidiaries;

(iii)	the retired former partners and “partner” level employees of the Accenture group of businesses (as constituted prior to the adoption of these Bye-Laws);

(iv)	the customers and creditors of the Company and its subsidiaries;

(v)	the ability of the Company and its subsidiaries to contribute to the communities in which they do business, and

(vi)	such other additional factors as a Director may consider appropriate in such circumstances.

Nothing in this Bye-Law 88 shall create any duty owed by any Director to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his consideration to the foregoing matters. No such employee, retired former partner of Accenture, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any Director under this Bye-Law 88.

89.	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other person.

90.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

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91.	The Board may (subject to Bye-Law 83) exercise all the powers of the Company to grant or procure the grant or provision of benefits, including pensions, annuities or other allowances, to or for any person, including any Director or former Director, who has held any executive office or employment with, or whose services have directly or indirectly been of benefit to, the Company or any company which is or has been a subsidiary of the Company or otherwise associated with any of them or a predecessor in business of the Company or of any such other company, and to or for any relation or dependant of any such person, and to contribute to any fund and pay premiums for the purchase or provision of any such benefit, or for the insurance of any such person.

92.	The Board may from time to time appoint one or more of its body to hold any executive office with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may (subject to Bye-Law 83) determine.

DELEGATION OF THE BOARD’S POWERS

93.	The Board may by power of attorney or otherwise (including by a duly passed resolution) appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or resolution or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

94.	The Board may entrust to and confer upon any Officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation.

95.1	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether Directors or not) as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform

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to any regulations which may be imposed on it by the Board. The power to delegate to a committee extends to all the powers, authorities and discretions of the Board generally (including, but without limitation, those conferred by Bye-Law 88) and shall not be limited by the fact that in certain provisions of these Bye-Laws, but not in others, express reference is made to a committee or to particular powers, authorities or discretions being exercised by the Board or by a committee of the Board.

95.2	The meetings and proceedings of any committee of the Board consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as they are capable of applying and are not superseded by any regulations imposed by the Board except that, unless otherwise determined by the Board, the quorum necessary for the transaction of business at any committee meeting shall be two members.

PROCEEDINGS OF THE BOARD

96.	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Except where a greater majority is required by these Bye- Laws, questions arising at any meeting shall be determined by a majority of the votes cast. In the case of an equality of votes the motion shall be deemed to be lost and the chairman of the meeting shall not be entitled to a second or casting vote.

97.	A meeting of the Board may at any time be summoned by the Chairman or, if there is no Chairman, by the chief executive officer, if he is a Director. The Secretary shall also summon a meeting of the Board on the requisition of any two or more of the Directors for the time being in office.

98.	Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, facsimile or other electronic means at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retroactively or at the meeting in question.

99.1	The quorum necessary for the transaction of business at any meeting of the Board shall be two Directors or a majority of the Directors then in office, whichever is the higher number, but in determining the majority of the Directors then in office for the purpose of ascertaining a quorum for the transaction of any particular business at a meeting there shall be disregarded any Director who is not permitted to vote on that business.

99.2	A Director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution be put in relation to each Director and in that case each of the Directors concerned shall

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be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

99.3	Subject to Bye-Law 99.2, a Director who has in accordance with Bye-Law 87.2 disclosed his interest in a contract or arrangement with the Company, or in which the Company is otherwise interested, may vote (and be counted in the quorum at any meeting) in respect of any resolution concerning such contract or arrangement.

99.4	If any question arises at any meeting as to the entitlement of any Director (including the chairman of the meeting) to vote and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the decision of a vote of the other Directors present at the meeting (for which purpose the interested Director shall be counted in the quorum but shall not vote on the matter) and their ruling in relation to the Director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned, so far as known to him, has not been fairly disclosed.

99.5	The Resident Representative shall, upon delivering written notice of an address for the purposes of receiving notice to the Registered Office, be entitled to receive notice of and to attend and be heard at and to receive minutes of all meetings of the Board.

99.6	The Company may by Resolution suspend or relax the provisions of this Bye-Law 99 to any extent or ratify any transaction not duly authorised by reason of a contravention of it.

100.	So long as at least two Directors remain in office, the continuing Directors may act notwithstanding any vacancy in the Board, but, if less than two Directors remain in office, the sole continuing Director may act only for the purposes of calling a general meeting for such purposes as he thinks fit and of nominating a person or persons for appointment to the Board.

101.	The chairman of the Board or, in his absence, any Director holding the office of president shall preside as chairman at every meeting of the Board. If there is no such chairman or president, or if at any meeting the chairman or the president is not present within 5 minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

102.	A resolution in writing signed or approved by all the Directors shall be as valid and effectual as a resolution passed at a meeting of the Board duly called and constituted. Such a resolution may be contained in one document or in several documents in like form each signed or approved by one or more of the Directors.

103.	A meeting of the Board may be held by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting will be deemed to take place where the largest group of those participating in the meeting are physically present together or, if there is no such group, where the chairman of the meeting then is.

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104.	All acts done in good faith by the Board or by any committee or by any person acting as a Director or member of a committee or any person authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

OFFICERS

105.1	The Company shall have either a chairman and a deputy chairman or a president and vice-president, as the Board may from time to time determine, who shall be Directors and shall be elected by the Board. A person appointed to any such office shall vacate that office if he vacates his office as a Director (otherwise than by retirement at a general meeting of the Company at which he is re-appointed).

105.2	The Company may have such other Officers in addition to the Directors and the Secretary, as the Board may from time to time determine. Without limiting the foregoing, such other Officers may include a chairman and deputy chairman (if a president and vice-president are appointed under Bye-Law 105.1) or a president and one or more vice-presidents (if a chairman and deputy chairman are appointed under Bye-Law 105.1), to the extent that such Officers are not appointed pursuant to Bye- Law 105.1. A person appointed to any such other office need not be a Director and the same person may hold more than one office.

105.3	Any person elected or appointed pursuant to this Bye-Law 105 shall hold office for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of a majority of the Directors then in office. Any such revocation or variation shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office becomes vacant for any reason, the vacancy may be filled by the Board.

105.4	Except as provided in the Companies Acts or these Bye-Laws, the powers and duties of any Officer elected or appointed pursuant to this Bye-Law 105 shall be such as are determined from time to time by the Board.

MINUTES

106.1	The Board shall cause minutes to be made and books kept for the purpose of recording all the proceedings at meetings of the Board and of any committee of the Board and at general meetings of the Company and of any class of Shareholders of the Company.

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106.2	The minutes of general meetings of the Company and of any class of Shareholders of the Company (but not minutes of meetings of the Board or any committee of it) shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day.

SECRETARY AND RESIDENT REPRESENTATIVE

107.	The Secretary and, if required by the Companies Acts, the Resident Representative shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and those of the Resident Representative shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board.

108.	A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

109.1	The Seal shall consist of a circular metal device with the name of the Company around its outer margin and the details of its registration across its centre. The Company may also have for use in any territory outside Bermuda one or more additional Seals, each of which shall be a duplicate of the Seal except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities”.

109.2	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board. Subject to the Companies Acts and except as provided in Bye-Law 21, any instrument to which a Seal is affixed shall be signed by an Officer or by any person who has been authorised by the Board either generally or specifically to attest to the use of a Seal.

DIVIDENDS AND OTHER PAYMENTS

110.	Subject to the Companies Acts, the Board may from time to time declare cash dividends to be paid to the Shareholders, according to their respective rights and interests, and may fix the time for the payment of such dividends.

111.	Except insofar as the rights attaching to, or the terms of issue of, any shares otherwise provide:

111.1	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this Bye-Law 111 as paid up on the share; and

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111.2	dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

112.	The Board may deduct from any dividend or other moneys payable to a Shareholder (either alone or jointly with another) by the Company on or in respect of any shares all sums of money (if any) due from him (either alone or jointly with another) to the Company on account of calls or otherwise in respect of shares of the Company.

113.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share otherwise expressly provide.

114.1	Any dividend or other sum payable in cash to the holder of a share may be paid by cheque, warrant or other means approved by the Board and, in the case of a cheque or warrant, may be sent through the post addressed to the holder at his address in the Register (or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the share at his registered address as appearing in the Register) or addressed to such person at such address as the holder or joint holders may in writing direct.

114.2	Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of one or more of the holders and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

114.3	In addition, any dividend or other sum payable to the holder of a share may be paid by a bank or other funds transfer system or by such other means as may be approved by the Board and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

114.4	Any one of two or more joint holders may give an effectual receipt for any dividend or other moneys payable or property distributable in respect of the shares held by such joint holders.

115.1	If (i) a payment for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it in accordance with these Bye-Laws is left uncashed or is returned to the Company and, after reasonable enquiries, the Company is unable to establish any new address or, with respect to a payment to be made by a funds transfer system, a new account, for that person or (ii) such a payment is left uncashed or returned to the Company on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share to that person until he notifies the Company of an address or, where the payment is to be made by a funds transfer system, details of the account, to be used for the purpose.

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115.2	Any dividend or other distribution in respect of a share which is unclaimed for a period of 6 years from the date on which it became payable shall be forfeited and shall revert to the Company. The payment by the Company of any unclaimed dividend or other distribution payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

116.	The Board may direct payment or satisfaction of any dividend or other distribution wholly or in part by the distribution of specific assets and, in particular, of fully or partly paid up shares or debentures of any other company; and, where any difficulty arises in regard to such dividend or distribution, the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions, or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets, and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

117.	The Board may, before declaring any dividend or other distribution, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such manner as the Board may from time to time think fit. The Board may also without placing the same to reserves carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF RESERVES

118.1	The Board may, at any time and from time to time, resolve that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled to it if distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully-paid amongst such Shareholders, or partly in one way and partly in the other; provided that, for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully-paid and provided further than any sum standing to the credit of a share premium account may only be applied in crediting as fully-paid shares of the same class as that from which the relevant share premium was derived.

118.2	Where any difficulty arises in regard to any distribution under this Bye-Law 118, the Board may settle the same as it thinks expedient and, in particular, may make such provision as it thinks fit in the case of securities becoming distributable in fractions

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(including provision for the whole or part of the benefit of fractional entitlements to accrue to the Company) and may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in lieu of any fractional entitlements, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect to it, and such appointment shall be effective and binding upon the Shareholders.

119.1	Whenever the Board decides to make a capitalisation issue of shares under Bye-Law 118 it may, subject to the rights attached to any particular class of shares, also decide to offer any Shareholder the right to elect to forego his entitlement to receive additional shares under such capitalisation issue (or such part of his entitlement as the Board may determine) and to receive instead a payment in cash (a “cash option”) in accordance with the following provisions of this Bye-Law 119.

119.2	The amount payable under and all other terms of the cash option shall be decided by the Board, which may fix a limit on the extent to which an election for the cash option shall be effective (whether by reference to a part of any Shareholder’s total entitlement to additional shares or to the total number of additional shares in respect of which all such elections may be made on any occasion).

119.3	The Board shall give notice to the Shareholders of their rights of election in respect of the cash option and shall specify the procedure to be followed in order to make an election.

119.4	Payments to those Shareholders who elect to receive cash instead of their entitlement to further shares under such a capitalisation issue (“cash electors”) may be made either (i) out of profits or reserves of the Company available for the payment of dividends or (ii) out of the net proceeds of sale of the shares to which the cash electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Board determines. To the extent that the Board determines that payment is to be made as in (ii) above, the Board shall be entitled to sell the additional shares to which the cash electors would have been entitled, to appoint some person to transfer those shares to the purchaser (who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale). The net proceeds of sale shall be applied in or towards payment of the amounts due to cash electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

119.5	The Board may decide that Shareholders resident in territories where, in the opinion of the Board, compliance with local laws or regulations would be unduly onerous if those Shareholders were to receive additional shares, shall be deemed to have exercised rights of election to receive cash.

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119.6	The Board may determine that any sums due in respect of a cash option to all or some of those Shareholders whose registered addresses are in a particular territory shall be paid in a currency or currencies other than US dollars and, if it does so, the Board may fix or otherwise determine the basis of conversion into the other currency or currencies and payment of that converted amount in that currency shall be in full satisfaction of the entitlement to such sum.

120.1	The Board may, subject to the rights attached to any particular class of shares, offer any Shareholder the right to elect to receive further shares, credited as fully paid, instead of cash in respect of all (or some part) of any dividend (a “scrip dividend”) in accordance with the following provisions of this Bye-Law 120.

120.2	The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the par value of a share.

120.3	The Board shall give notice to the Shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

120.4	The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the Board shall capitalise a sum equal to not less than the aggregate par value of, nor more than the aggregate “value” (as determined under Bye-Law 120.2) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

120.5	The Board may decide that the right to elect for any scrip dividend shall not be made available to Shareholders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

120.6	The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any shares in accordance with the provisions of this Bye-Law 120, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Shareholders concerned).

120.7	The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this Bye-Law 120 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

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RECORD DATES

121.1	Notwithstanding any other provision of these Bye-Laws, the Company by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings of the Company or of any class of Shareholders or other documents. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice or other document is dispatched.

121.2	In relation to any general meeting of the Company or of any class of Shareholders or to any adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a “record date”) which is not more than 60 days before the date fixed for the meeting (the “meeting date”) and, notwithstanding any provisions in these Bye-Laws to the contrary, in any such case:

121.2.1	each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (a “record date holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date; and

121.2.2	accordingly, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

ACCOUNTING RECORDS

122.	The Board shall cause accounting records of the Company to be kept in accordance with the requirements of the Companies Acts.

123.	The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit; provided that, if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as are required by the Companies Acts to be so kept. The records of account shall at all times be open to inspection by the Directors and, to the extent prescribed by the Companies Acts, by the Resident Representative. No Shareholder (other than an Officer) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

124.	The Board shall procure that financial statements of the Company are prepared and audited in respect of each year or other period from time to time fixed by the Board and that those financial statements are made available to Shareholders and laid before

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the Company in general meeting in accordance with the requirements of the Companies Acts.

AUDITORS

125	Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

UNTRACED SHAREHOLDERS

126.1	The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Shareholder or the shares to which a person is entitled by transmission if and provided that:

126.1.1	during a period of 6 years no dividend in respect of those shares has been claimed and at least 3 cash dividends have become payable on the shares in question;

126.1.2	on or after expiry of that period of 6 years the Company has inserted an advertisement in a newspaper circulating in the area of the last-registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares;

126.1.3	during that period of 6 years and the period of 3 months following the publication of such advertisement the Company has not received any communication from such Shareholder or person entitled by transmission; and

126.1.4	if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

126.2	The Company’s power of sale shall extend to any share which, on or before the date or first date on which any such advertisement appears, is issued in right of a share to which Bye-Law 126.1 applies.

126.3	To give effect to any such sale the Board may authorise some person to transfer the shares to the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former Shareholder or person entitled by transmission in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be

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employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

SERVICE OF NOTICES AND OTHER DOCUMENTS

127.1	Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by air mail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. Any notice may also be served on any Shareholder by the Company by sending it to him by electronic means to such addressee (including any appropriate identification name or number) as he may from time to time notify to the Company for this purpose or as the Companies Acts may permit.

127.2	Any notice or other document which is sent by post (or air mail) shall be deemed to have been served or delivered on the second day after it was put in the post and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document not sent by post but left at a registered address shall be deemed to have been served or delivered on the day it was so left. Any notice sent by electronic means during normal business hours on any business day shall be deemed to have been served on the day on which it is sent and any notice so sent at any other time shall be deemed to have been served on the next day which is a normal business day (normal business hours and business days being ascertained for this purpose by reference to such hours and days in the place or territory to which the notice is so sent).

128.	If at any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

129.	In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

130.	In the case of a person entitled by transmission to a share, any notice or other document shall be served on or delivered to him as if he were the holder of that share and his address noted in the Register were his registered address. In any other case, any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that the Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served

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or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder.

131.	A Shareholder shall not be entitled to receive any communication from the Company if two consecutive communications addressed to him, and properly served under these Bye-Laws, have been returned to the Company undelivered, but he shall again become entitled to receive communications following written notice from him to the Company of a new or corrected registered address. For the purposes of this Bye- Law, references to a communication include (without limitation) notices of general meetings and any cheque or other instrument of payment or attempted payment by a funds transfer system; but nothing in this Bye-Law shall entitle the Company to cease sending any cheques, warrants or orders or otherwise to cease making any payments for dividends or other monies payable in respect of shares, unless it is so entitled under Bye-Law 115.1.

DESTRUCTION OF DOCUMENTS

132.1	The Board may authorise or arrange the destruction of documents held by the Company as follows:

132.1.1	at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the Register;

132.1.2	at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

132.1.3	at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address;

132.1.4	at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques

132.1.5	at any time after the expiration of one year from the general meeting at which it last could be used, any form of proxy.

132.2	It shall conclusively be presumed in favour of the Company that:

132.2.1	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

132.2.2	every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

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132.2.3	every share certificate so destroyed was a valid certificate duly and properly cancelled;

132.2.4	every other document mentioned in Bye-Law 132.1 above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

132.2.5	every paid dividend warrant and cheque so destroyed was duly paid.

132.3	The provisions of Bye-Law 132.2 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

132.4	Nothing in this Bye-Law 132 shall be construed as imposing on the Company or the Board any liability in respect of the destruction of any document earlier than as stated in Bye-Law 132.1 above or in any other circumstances in which liability would not attach to the Company or the Board in the absence of this Bye-Law 132.

132.5	References in this Bye-Law 132 to the destruction of any document include references to its disposal in any manner.

WINDING UP

133.	If the Company is wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Acts:

133.1	divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as he deems fair on any property to be so divided and determine how such division shall be carried out as between the Shareholders or different classes of Shareholders; and

133.2	vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

EXEMPTION AND INDEMNIFICATION OF OFFICERS

134.1	Subject always to Bye-Law 134.5, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor, so long as he has acted honestly and in good faith with a view to the best interests of the Company, shall any Officer be liable in respect of any negligence, default or breach of duty on his own part in relation to the Company or any subsidiary of the Company, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

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134.2	Subject always to Bye-Law 134.5, every Officer shall be indemnified out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) arising out of the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office (including but not limited to liabilities attaching to him and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company or any subsidiary of the Company).

134.3	The Board shall have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Officers or employees of the Company, or of any other company which is its holding company or of any other company which is a subsidiary of the Company or such holding company or in which the Company or such holding company has any direct or indirect interest, including (without limitation) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other company.

134.4	In this Bye-Law 134, (i) the term “Officer” includes, in addition to the persons specified in the definition of that term in Bye-Law 1, the Resident Representative, a member of a committee constituted under Bye-Law 95 and any person acting as an Officer or committee member in the reasonable belief that he has been so appointed or elected, notwithstanding any defect in such appointment or election, and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

134.5	The provisions for exemption from liability and indemnity contained in this Bye-Law shall have effect to the fullest extent permitted by law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

135.1	To the extent that any person is entitled to claim an indemnity pursuant to these Bye- Laws in respect of an amount paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

135.2	The rights to indemnification and reimbursement of expenses provided by these Bye- Laws are in addition to any other rights to which a person may be entitled.

ALTERATION OF BYE-LAWS

136.1	These Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by a Resolution approved by (subject to Bye-Law 136.2) majority vote of the Shareholders.

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136.2	Unless the Board has, by a resolution passed by a majority of the Directors then in office and eligible to vote on that resolution, approved a revocation or amendment of Bye-Laws 77, 78, 79, 80, 81, 82, or this Bye-Law 136 the revocation or amendment will not be effective unless approved by a Resolution in favour of which Shareholders holding not less than 80 per cent of the issued shares of the Company carrying the right to vote at general meetings at the relevant time have voted.

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